SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2002

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538

(States or Other Jurisdictions of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, Connecticut		06830

(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Item 5.    Other

1.    On December 24, 2002, United Rentals, Inc., issued the press release attached hereto as exhibit 99.1.

2.    Effective December 17, 2002, we entered into the amendment to our senior credit facility attached as exhibit 99.2. This amendment, among other things, gives us greater flexibility with respect to certain financial ratios through the end of 2004 and reduces the maximum borrowings available to us under our revolving credit facility from $750 million to $650 million.

Exhibit
99.1	Press release of United Rentals, Inc., dated December 24, 2002.

99.2
Third Amendment And Agreement dated as of December 17, 2002, among United Rentals, Inc., United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals of Nova Scotia (no. 1), ULC, the lenders party thereto, JPMorgan Chase Bank, as U.S. Administrative Agent and J.P. Morgan Bank Canada, as Canadian administrative agent .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of December, 2002.

UNITED RENTALS, INC.

By:	/S/ JOHN N. MILNE

Name: John N. Milne Title: President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ JOHN N. MILNE

Name: John N. Milne Title: President and Chief Financial Officer

3